UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

BT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-56113	91-1495764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10501 Wayzata Blvd South, Suite 102, Minnetonka, MN	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 274-3055

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTBD	Nasdaq Capital Market
Warrants	BTBDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On September 2, 2025, BT Brands, Inc., a Wyoming corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aero Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Aero Velocity Inc., a Delaware corporation (“Aero”). Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub was to merge with and into Aero, with Aero surviving the merger as a wholly owned subsidiary of the Company. In connection with the merger, the outstanding shares of Aero were to be converted into the right to receive shares of the Company’s Series A Preferred Stock, as set forth in the Merger Agreement.

On May 1, 2026, the Company delivered written notice to Aero terminating the Merger Agreement pursuant to Section 7.1(b) thereof. Section 7.1(b) provides that either the Company or Aero may terminate the Merger Agreement if the Closing has not occurred on or before 5:00 p.m. Eastern Time on February 28, 2026, which date was automatically extended to April 30, 2026 if the Registration Statement had not been declared effective by the Securities and Exchange Commission as of the original termination date; provided that such termination right is not available to any party whose action or failure to act was a principal cause of or primarily resulted in the failure of the Closing to occur by such date and such action or failure to act constituted a breach of the Merger Agreement. The Company exercised its termination right because the Registration Statement relating to the proposed transaction had not been declared effective by the Securities and Exchange Commission and the Closing had not occurred by April 30, 2026. Termination was effective upon delivery of the notice.

Pursuant to Section 7.2 of the Merger Agreement, following such termination, the Merger Agreement ceased to be of further force or effect, other than certain customary surviving provisions, and the transactions contemplated thereby were abandoned, except as provided therein. The Company does not believe that any termination fee or other material early termination penalty is payable in connection with the termination. Under Section 5.8 of the Merger Agreement, except as otherwise provided therein, each party is responsible for its own transaction expenses.

The foregoing description of the Merger Agreement and the termination thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was previously filed by the Company and is incorporated herein by reference.

On May 4, 2026, counsel for Aero delivered a letter to the Company asserting that the Company’s termination of the Merger Agreement was invalid and that the Company did not have the right to terminate the Merger Agreement pursuant to Section 7.1(b). The Company disputes Aero’s assertions.

Item 8.01. Other Events.

Attached as Exhibit 99.1 hereto is a press release issued by the Company announcing the termination of the Agreement and Plan of Merger.

The information set forth below under this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

____________

*

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BT BRANDS, INC.

Dated: May 7, 2026	By:	/s/ Gary Copperud
Gary Copperud
Chief Executive Officer

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